                            SCHEDULE 14A INFORMATION
      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934


Filed by the Registrant      [X]
Filed by a party other than the Registrant      [ ]
Check the appropriate box:
[ ]  Preliminary proxy statement          [ ]   Confidential, for Use of the
[X]  Definitive proxy statement                 Commission Only (as permitted
[ ]  Definitive additional materials             by Rule 14a-6(e)(2))

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
                   ------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
               Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------


     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

          ----------------------------------------------------------------------

     (3)  Filing party:

          ----------------------------------------------------------------------

     (4)  Date filed:

                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD FRIDAY DECEMBER 19, 1997

                          ----------------------------


To the Shareholders:

          The Annual Meeting of Shareholders of International Microcomputer Software, Inc. (the "Company") will be held at the Wyndham Garden Hotel, 1010 Northgate Drive, San Rafael, California, 94903 (415) 479-8800 on Friday, December 19, 1997, at 10 a.m. PST for the following purposes:

          1. To elect six directors to hold office until the next annual meeting of shareholders and until their successors are elected.

          2. To approve an amendment to the Company's 1993 Employee Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 750,000 shares, from 1,425,000 shares to 2,175,000 shares.

          3. To transact such other business as properly may come before the meeting and any adjournments and postponements thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

          Only shareholders of record at the close of business on November 24, 1997 are entitled to notice of, and to vote at, the meeting and any adjournments and postponements thereof.

          You are cordially invited to attend the meeting in person.



                             By Order of the Board of Directors


                             /s/ Geoffrey B. Koblick,
                             Geoffrey B. Koblick,
                             Chairman of the Board, Secretary

San Rafael, California
November 24, 1997


          WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. THANK YOU FOR ACTING PROMPTLY.

                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
                           1895 E. FRANCISCO BOULEVARD
                          SAN RAFAEL, CALIFORNIA 94901
                                 (415) 257-3000
                          ----------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT
                          ----------------------------

                                DECEMBER 1, 1997


To the Shareholders:

            The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of International Microcomputer Software, Inc., a California corporation (the "Company"), for use at the Company's annual meeting of shareholders and any adjournments and postponements (the "Annual Meeting") to be held at 10 a.m. PST on December 19, 1997, at the Wyndham Garden Hotel, 1010 Northgate Drive, San Rafael, California, 94903, (415) 479-8800. Only shareholders of record on the close of business on November 24, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had approximately 5,583,313 shares of Common Stock, no par value ("Common Stock"), outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about December 1, 1997.

            Except as expressly indicated otherwise, all share and per share information in this Proxy Statement reflects a three-for-two split of the Common Stock implemented by means of a dividend distributed on January 24, 1997 to Common Stock holders of record on December 26, 1996 (the "Split").

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

            Holders of Common Stock are entitled to one vote for each share of Common Stock held, except that in the election of directors each shareholder has cumulative voting rights as described below. The authorized number of directors of the Company currently is six. For the election of directors, any shareholder may exercise cumulative voting rights, which enable the shareholder to cast a number of votes equal to the number of shares held multiplied by the number of directors to be elected by the class of stock held. All such votes may be cast for a single nominee or may be distributed among any or all of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. In order to be entitled to cumulate votes, a shareholder must give notice at the Annual Meeting, prior to voting, of the shareholder's intention to do so. In addition, no shareholder will be entitled to cumulate votes for a candidate unless that candidate's name has been placed in nomination before the voting. If one shareholder gives such a notice, all shareholders may cumulate their votes. In such an event, the proxy holder may allocate among the Board of Directors' nominees the votes required by proxies in the proxy holder's sole discretion. Shareholders are requested, by means of the accompanying proxy, to grant discretionary authority to the proxy holders to cumulate votes.

            In the event that a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as voting with respect to that matter.

            Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposal No. 2 requires for approval the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. The aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Annual Meeting, whether those shareholders vote "for," "against," "abstain" or give no instructions, will be counted for purposes of determining the minimum number of affirmative votes required to approve Proposal No. 2, and the total number of shares cast "for" Proposal No. 2 or giving no instructions will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the Annual Meeting has the same effect as a vote "against" the matter. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted "for" the election of directors and "for" the other proposals described in this Proxy Statement, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the item not marked.

            If sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Annual Meeting.

            The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. Following the original mailing of the proxies and other soliciting materials, the Company will request that the brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers and employees of the Company.

                             REVOCABILITY OF PROXIES

            Any shareholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy before its use. A proxy can be revoked (i) by an instrument of revocation delivered before the Annual Meeting to the Secretary of the Company at the Company's principal executive offices,
(ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) by voting in person at the Annual Meeting. Please note, however, that if a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder's beneficial ownership of the shares. Attendance at the Annual Meeting will not by itself revoke a proxy.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

NOMINEES

            Six directors are to be elected to the Board at the Annual Meeting to serve until the next annual meeting and until their respective successors are elected and qualified or until the death, resignation, or removal of the director. Each of the nominees is currently a director of the Company. If any nominee is unable or unwilling to serve as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected. Proxies received will be voted "FOR" the election of the nominees named below unless the proxy is marked in such a manner as to withhold authority so to vote.

                  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
                       OF EACH OF THE NOMINATED DIRECTORS.


            The names of the nominees and certain information about them are set forth below:

                                                                        PRINCIPAL                                    DIRECTOR
       NAME                       AGE                                   OCCUPATION                                     SINCE
       ----                       ---                                   ----------                                     -----
Charles Federman                  41            Managing Director of Broadview Associates                              1996
Earl S. Hamlin                    58            Private Investor                                                       1995
Geoffrey B. Koblick               43            Chairman of the Board of Directors, General Counsel and                1982
                                                Secretary of the Company

Gordon K. Landies                 41            Executive Vice President of Domestic Sales of Mindscape                1995
Robert Mayer                      43            Executive Vice President of the Company                                1985
Martin Sacks                      37            President and Chief Executive Officer of the Company                   1988

            Mr. Federman became a director in May 1996. Mr. Federman is Chairman of the Executive Committee and a Managing Director of Broadview Associates, an information and technology mergers and acquisitions firm. Mr. Federman holds a Bachelor of Science degree from the University of Pennsylvania, Wharton School of Business.

            Mr. Hamlin became a director in 1995. Mr. Hamlin is a private investor. From 1989 to 1994, he was a portfolio manager at Volpe, Brown & Whelan, an investment banking firm. From 1973 to 1989, he was employed at Hambrecht & Quist, where he held several positions, including financial analyst. He has been a director of 800 Software, a distributor of personal computer software and hardware, and is currently a director of Data Storage Systems, Inc. and National Employment Wire Service, Inc., which are both private companies.

            Mr. Koblick has been the Chairman of the Board of Directors and Secretary of the Company since its inception and served as the Company's President from its inception through September 15, 1987, and from July 1, 1988 to June 30, 1990. From 1981 to 1982, Mr. Koblick was legal counsel at MicroPro International Corporation (which later changed its name to WordStar International Incorporated). Between 1979 and 1981, he practiced law in San Francisco with Gunheim & Yturbide.

            Mr. Landies became a director in 1995. Mr. Landies has held several managerial positions with Mindscape (formerly known as The Software Toolworks) since 1989, most recently as Executive Vice President of Domestic Sales. Between 1984 and 1989, Mr. Landies was the President and founder of Design Software. Prior to founding Design Software, he was employed by several firms in various financial management capacities.

            Mr. Mayer has served as the Company's Vice President of Sales since 1990 and as a director since 1985. Prior to 1990 he served as Vice President of Operations. Before joining the Company, Mr. Mayer worked at Gundlach Bundschu Winery in Sonoma from 1980 to 1983, where he was the assistant wine maker and oversaw day-to-day operations.

            Mr. Sacks has been a director of the Company since 1988 and the Company's President and Chief Executive Officer since June 30, 1990. He was the founder of Milan Systems America, Inc. which was acquired by the Company in 1988. From 1979 to 1983, Mr. Sacks served as a consultant for Arthur Young & Company. Mr. Sacks also founded a software training company in 1984 and received a Bachelor of Commerce and a Bachelor of Accounting degree from the University of Witwatersrand, South Africa in 1981, and is a qualified chartered accountant (South Africa).

            All directors hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

BOARD MEETINGS

            During the last full fiscal year ended June 30, 1997 ("fiscal 1997"), the Board held seven meetings, including telephone conference meetings. Each nominee who was a director during fiscal 1997 attended more than 75% of the number of Board meetings and the total number of meetings held by all committees on which such director served that were held during fiscal 1997 during the time such person was a director. The Board does not have a nominating committee or any committee performing such function, and there are no specific procedures for shareholders to follow to submit nominee recommendations.

DIRECTOR COMPENSATION

        Non-employee directors employed by the Company currently receive $500 for each meeting attended. Directors are also eligible to participate in the Company's incentive plans. Officers serve at the pleasure of the Board of Directors.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation Committee of the Board (the "Committee") makes all decisions involving the compensation of executive officers of the Company. Charles Federman, Earl S. Hamlin and Gordon K. Landies are the members of the Committee.

                      REPORT OF THE COMPENSATION COMMITTEE

       This Report of the Compensation Committee is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

To the Board of Directors

       Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of three independent non-employee directors, none of whom have any interlocking relationships as defined by the SEC.


GENERAL COMPENSATION POLICY

       The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers and employees of the Company at or about the beginning of each fiscal year. The Committee administers the Company's incentive and equity plans, including the 1993 Equity Incentive Plan (the "Plan").

       The Committee's philosophy in compensating executive officers, including the CEO, is to relate compensation to corporate performance. Consistent with this philosophy, the incentive component of the compensation of the executive officers of the Company is contingent on corporate profits and sales performance. Long-term equity incentives for executive officers are effected through the granting of stock options under the Plan. Stock options generally have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest or, where vesting of options is subject to the attainment of certain performance objectives, if the specified performance objectives are attained.

       The base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the Committee informally reviewing data on prevailing compensation practices in technology companies with whom the Company competes for executive talent and by their evaluating such information in connection with the Company's corporate goals. To this end, the Committee attempted to compare the compensation of the Company's executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, the Company's executive officers, including the CEO, are entitled to participate in the Plan.

       In preparing the performance graph for this Proxy Statement, the Company used the Hambrecht & Quist Computer Software Index as its published line of business index. The compensation practices of most of the companies in the Hambrecht & Quist Computer Software Index were not reviewed by the Company when the Committee reviewed the compensation information described above because such companies were determined not to be competitive with the Company for executive talent.

FISCAL 1997 EXECUTIVE COMPENSATION

       Base Compensation. The Committee reviewed the recommendations and performance and market data outlined above and established a base salary level for each executive officer, including the CEO.

       Incentive Compensation. Cash bonuses are awarded only if the Company meets predetermined objectives set by the Board at the beginning of the year. For fiscal 1997, the objectives used by the Company as the basis for incentive compensation for the CEO and the other executives were based on earnings per share performance. The target amount of bonus and the actual amount of bonus are determined by the Committee, in its discretion.

       Stock Options. In fiscal 1997, no stock options were granted to executive officers: Mr. Sacks, Mr. Koblick, or Mr. Mayer. Generally, for current executive officers, the stock option grants were smaller than the grants made by comparable technology companies. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In fiscal 1997, the Committee considered these factors, as well as the number of unvested options held by such executive officers as of the date of grant. In the discretion of the Committee, executive officers may also be granted stock options under the Plan to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Common Stock. The stock options generally become exercisable over a five-year period and, in certain instances, sooner based on the attainment of certain objectives and are granted at a price that is equal to the fair market value of the Common Stock on the date of grant.

       Company Performance and CEO Compensation. Because Mr. Sacks was responsible for the Company obtaining a significant portion of its objectives for fiscal 1997, the Committee exercised its discretion and recommended, during the first quarter of fiscal 1998, that Mr. Sacks should be granted a stock option to purchase 50,000 shares of the Common Stock. These objectives included satisfactorily managing the Company's overall corporate business plan, such as meeting the Company's profitability projections and the Company's sales targets, and significantly strengthening the Company's market position. In granting the stock option to Mr. Sacks, the Committee reviewed Mr. Sacks' prior outstanding option grants and the number of options that remained unexercisable, and the number of shares Mr. Sacks already owned. The Committee believes that this grant was appropriate because it gives proper incentives to Mr. Sacks for fiscal 1998 and takes account of his prior significant stock holdings. The Committee also reviewed the compensation practices of the comparable companies in recommending this grant to Mr. Sacks.

Compliance with Section 162(m) of the Internal Revenue Code of 1986. The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for fiscal 1998. The Plan is already in compliance with
Section 162(m) by limiting stock awards to named executive officers. The Company does not expect cash compensation for any employee in 1998 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).


                                      COMPENSATION COMMITTEE



                                      Earl Hamlin

                                      Charles Federman

                                      Gordon Landies

                         COMPANY STOCK PRICE PERFORMANCE

       The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

       The chart below compares the cumulative total stockholder return on the Common Stock of the Company from June 30, 1992 to June 30, 1997 with the cumulative total return on The Nasdaq (US only) Stock Market and the Hambrecht & Quist Computer Software Index (assuming the investment of $100 in the Company's Common Stock and in each of the indexes on June 30, 1992, and reinvestment of all dividends). Unless otherwise specified, all dates refer to the last day of each month presented.



                                                        Cumulative Total Return
                                          -------------------------------------------------
                                          6/92     6/93     6/94     6/95    6/96      6/97
               IMSI                        100      667      967    1,124    1,775    3,904

               NASDAQ STOCK MARKET-US      100      126      128      170      218      221

               H&Q COMPUTER SOFTWARE       100      131      143      224      289      238


                 PROPOSAL NO. 2 - APPROVAL OF AMENDMENTS TO 1993
                             EMPLOYEE INCENTIVE PLAN

GENERAL

            Shareholders are being asked to approve an amendment to the Company's 1993 Employee Incentive Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 750,000 shares, from 1,425,000 shares to 2,175,000 shares. The Board of Directors of the Company approved the proposed amendment described above on November 3, 1997, subject to shareholder approval. The Board believes that adding shares to the Plan is in the best interests of the Company because it will permit the Company to attract and retain key employees by providing them with appropriate equity incentives. If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for approval of the amendment to the Plan.

            The Plan was approved by the Board in June 1993 and approved by the Company's shareholders in April 1994. In April 1995, the shareholders approved amendments (previously approved by the Board) to the Plan increasing the number of shares reserved for issuance thereunder from 450,000 shares to 675,000 shares and making certain other amendments to the Plan. In January 1996, the shareholders approved amendments (previously approved by the Board) to the Plan increasing the number of shares reserved for issuance thereunder from 675,000 shares to 1,125,000 shares. In March 1997, the shareholders approved an amendment (previously approved by the Board) to the Plan increasing the number of shares reserved for issuance thereunder from 1,125,000 shares to 1,425,000 shares. The Plan provides for awards of stock options, restricted stock, and stock purchase rights, and authorizes profit sharing awards. As of September 30, 1997, approximately 210 employees and directors of the Company were eligible to receive awards under the Plan. As of September 30, 1997, approximately 43,000 shares were available for future options and other awards under the Plan and all other stock plans of the Company, and on September 30, 1997, the closing price of the Common Stock was $17.50. Employees, directors and officers of the Company have an interest in the approval of the proposed amendments to the Plan by virtue of their eligibility to receive awards under the Plan. The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the Plan. Any such request should be directed as follows: Secretary, International Microcomputer Software, Inc., 1895 East Francisco Blvd., San Rafael, CA 94901; telephone number (415) 257-3000.

                       THE BOARD OF DIRECTORS RECOMMENDS A
                         VOTE FOR APPROVAL OF THE PLAN.

SUMMARY OF THE PLAN

            Administration. The Plan is administered by the Board, but the Board may delegate administration to a committee (in either case, the "Administrator"). The Administrator acts as the manager of the Plan, and as such has the power, subject to the terms and restrictions set forth in the Plan, to select the persons ("Participants") to receive options granted pursuant to the Plan ("Options") or other awards under the Plan (collectively, "Awards"), to fix the number of shares that each Participant may acquire, to set the terms and conditions of each Award (including any vesting or exercisability provisions or limitations regarding any Award or the shares of Common Stock relating thereto, and the waiver, amendment, extension or acceleration of any such provisions or limitations), to reduce the exercise price of any Award to the then current fair market value if the fair market value of the Common Stock covered by such Award shall have declined since the date the Award was granted, and to determine all other matters relating to the Plan, subject to applicable law. Determinations made by the Administrator are final and binding on all parties. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper. The Plan at present is administered by the Board.

            ERISA, Internal Revenue Code. The Plan is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

            Eligibility. Every person who at the date on which an Award was granted to the person (the "Grant Date") is a full-time employee of the Company or any Affiliate is eligible to receive Awards (including options that are intended to be incentive stock options ("ISOs") within the meaning of the Code). Every person who at the Grant Date is a consultant to the Company or any Affiliate, or any person who is a director of the Company, but not a full-time employee, is eligible to receive non-qualified options ("NQOs") but is not eligible to receive ISOs. The term "Affiliate" means a "parent corporation" or a "subsidiary corporation" as defined in the applicable provisions of the Code.

            Securities Subject to the Plan. The total number of shares that are reserved and available for issuance pursuant to the exercise of Awards under the Plan, as proposed to be amended, is 2,175,000 shares of Common Stock. The shares covered by the portion of any grant that expires unexercised under the Plan will become available again for grants under the Plan. The number of shares reserved for issuance under the Plan is subject to adjustment in accordance with the provisions for adjustment in the Plan.

            Granting of Options. No Options may be granted under the Plan after 10 years from the date the Board initially adopted the Plan. Unless an earlier expiration date is specified by the Administrator at the Grant Date, an NQO generally expires 10 years and two days from its Grant Date, and an ISO expires 10 years from its Grant Date, except that an ISO granted to any ten percent shareholder expires five years from its Grant Date. The exercise price of an NQO is determined by the Administrator. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and is at best equal to the fair market value of the stock covered by the ISO at the Grant Date.

            Each Award will be evidenced by a written agreement (in the case of Options, referred to as the "Option Agreement," and in the case of other Awards, referred to as the "Award Agreement"), in a form satisfactory to the Company, executed by the Company and the Participant to whom the Award is granted. Provisions of Award Agreements need not be the same for each Participant. Awards may, in the sole discretion of the Administrator, be exercisable entirely at the Grant Date or at such times and in such amounts as the Administrator may specify. No Award is assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. During the life of the Participant, an Option is exercisable only by the Participant or the Participant's guardian or legal representative.

            Unless the Administrator determines otherwise, the aggregate value of all shares covered by any ISOs granted to a Participant with respect to stock in the Company or any Affiliate that first become exercisable during any one calendar year may not exceed $100,000. For this purpose, value is the fair market value of the shares covered by the ISOs when the ISOs were granted. If the Administrator grants Options that would otherwise be ISOs in excess of this $100,000 limit, the Options that exceed the limit, determined in order of grant, will be treated for tax purposes as NQOs.

            Changes in Capital Structure. Subject to the provisions described in the next two sections, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Administrator may make appropriate adjustments in (a) the number and class of shares of stock subject to the Plan and each outstanding Award, and (b) the exercise price of each outstanding Award.

            Corporate Transactions. New option rights may be substituted for Awards granted, or the Company's obligations as to outstanding Awards may be assumed by an employer corporation other than the Company, or an affiliate thereof, in connection with any merger, consolidation, acquisition, separation, reorganization, dissolution, liquidation, sale or like occurrence in which the Company is involved and which the Administrator determines, in its absolute discretion, would materially alter the structure of the Company or its ownership. Notwithstanding the foregoing, if such an event occurs and if such employer corporation, or an affiliate thereof, does not substitute new option rights for, and substantially equivalent to, outstanding Awards, or assume the outstanding Awards, or if there is no employer corporation, or if the Administrator determines, in its sole discretion, that outstanding Awards should not then continue to be outstanding, the Administrator may upon ten days' prior written notice to Participants, in its absolute discretion, (a) shorten the period during which Awards, are exercisable (provided they remain exercisable to the extent otherwise exercisable, for at least ten days after the date the notice is given), or (b) cancel Awards upon payment to the Participant in cash with respect to each Award to the extent then exercisable, of an amount which, in the absolute discretion of the Administrator, is determined to be equivalent to any excess of the fair market value (at the effective time of such event) of the consideration that the Participant would have received if the Award had been exercised before the effective time, over the exercise price of the Awards. If, however, there is a successor corporation and replacement Awards are not granted, or existing Awards are not assumed by the successor corporation, all outstanding Awards shall become exercisable before the consummation of the transaction such that the Participants have not less than ten days to exercise their Awards and become shareholders of record entitled to receive the consideration paid to the other shareholders of the Company. The actions described above may be taken without any regard to any resultant tax consequences to the Participant. Notwithstanding any other provision of the Plan, except where prohibited by the terms of a state securities law permit or qualification with respect to the grant of an Award or the issuance of Common Stock upon the exercise of an Award, the Administrator may, in particular Award Agreements or thereafter, provide for the accelerated vesting of an Award upon any event which the Administrator determines, in its discretion, constitutes a "change in control" of the Company as defined in the Plan. Except as expressly provided in any Award Agreement, in the event of a "change in control," any Options outstanding immediately before the change in control and not then exercisable and vested become fully exercisable and vested immediately before the change in control; provided that the Administrator may in its discretion decide that a change in control does not alter the exercisability or vesting of outstanding Options. In this context, certain actions described above may result in "parachute payments" under the Code for certain Participants.

            Payment of Exercise Price. Except as described below, payment in full, in cash, must be made for all stock purchased at the time a written notice of exercise is given to the Company. Proceeds of any such payment will constitute general funds of the Company. At the time an Award is granted or before it is exercised, the Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment: (a) acceptance of the Participant's full recourse promissory note for some or all of the aggregate exercise price of the shares being acquired, with such terms as the Administrator approves; (b) delivery by the Participant of Common Stock or other securities of the Company already owned by the Participant; (c) surrender, sale or withholding from the shares issuable upon exercise of the Award of a number of shares with a fair market value equal to the aggregate exercise price of the shares being acquired; or (d) any other property, so long as such property constitutes valid consideration under applicable law.

            Termination of Employment. Any Award or portion thereof that has not vested on or before the date on which a Participant ceases, for any reason, with or without cause, to be an employee or director of, or a consultant to, the Company or an Affiliate ("Employment Termination"), expires upon the date of Employment Termination. An Award or portion thereof that has vested as of the date of Employment Termination, to the extent the Award has not then expired or been exercised, is exercisable for a period of (a) three months, or (b) in the case of Participants subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if the Company and the Participant so agree, seven months following the date of the Participant's sale, if any, of Common Stock within the meaning of Rule 16b-3 promulgated pursuant to the Exchange Act, within six months before the date of

Employment Termination. If, however, Employment Termination is due to the permanent disability or death of the Participant, then the Participant, the Participant's personal representative or any other person who acquires Award rights from the Participant by will or the applicable laws of descent and distribution, may, within 12 months after the date of Employment Termination, exercise such Award rights to the extent they were exercisable on the date of Employment Termination. The Administrator may, with the consent of the Participant, modify any of the periods described above in an Award Agreement or thereafter.

            Tax Compensation Rights. In connection with the grant of any Award (the "Associated Award"), the Administrator may grant the Participant the right (the "Tax Compensation Right") to receive from the Company an amount (the "Tax Compensation Amount") in cash which will not exceed an amount equal to the then existing maximum statutory federal income tax rate (including any surtax or similar charge or assessment) for corporations multiplied by the amount of compensation expense deductible by the Company for federal income tax purposes as a result of exercise of the Associated Award. The Administrator may also, in its discretion, loan to the Participant an amount equal to the Tax Compensation Amount.

            Withholding and Employment Taxes. At the time of exercise of an Award, the Participant must remit to the Company in cash all applicable federal and state withholding and employment taxes. The Administrator may, in the exercise of the Administrator's sole discretion, permit a Participant to pay some or all of such taxes by means of a promissory note on such terms as the Administrator deems appropriate. If and to the extent authorized and approved by the Administrator in its sole discretion, a Participant may elect, by means of a form of election to be prescribed by the Administrator, to have shares which are acquired upon exercise of an Award withheld by the Company or tender other shares of Common Stock or other securities of the Company owned by the Participant to the Company at the time the amount of such taxes is determined in order to pay the amount of such tax obligations. Unless the Administrator otherwise determines, the Participant must pay to the Company in cash, promptly when the amount of such obligations becomes determinable, all applicable federal and state withholding taxes resulting from the lapse of restrictions imposed on exercise of an Award, from a transfer or other disposition of shares acquired upon exercise of an Award, or otherwise related to the Award or the shares acquired upon exercise of the Award.

            Amendment, Suspension or Termination of the Plan. The Board may at any time amend, alter, suspend or discontinue the Plan without shareholder approval, except as required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under any Award previously granted, without the Participant's consent, except to conform the Plan and Awards granted under the Plan to the requirements of federal or other tax laws or the requirements of Rule 16b-3.

            Liability and Indemnification of Administrator. No member of the group constituting the Administrator will be liable for any act or omission on such member's own part, including but not limited to the exercise of any power or discretion given to such member under the Plan, except for those acts or omissions resulting from such member's own gross negligence or willful misconduct. The Company will indemnify each present or future member of the group constituting the Administrator against, and each member of the group constituting the Administrator shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to the full extent permitted by law and by the Articles of Incorporation and Bylaws of the Company.

            Restricted Stock. Participants awarded Restricted Stock must, within certain time periods specified in the Plan, pay to the Company, if required by applicable law, an amount equal to the par value of the Stock subject to the Award. Subject to the provisions of the Plan and the Award Agreement, during a period set by the Administrator, commencing with, and not exceeding 10 years from, the date of such award (the "Restriction Period"), the Participant may not sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Administrator may in its discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Administrator may determine. Unless otherwise determined by the Administrator, cash dividends with respect to shares of Restricted Stock will be automatically reinvested in additional Restricted Stock, and dividends payable in Stock shall be paid in the form of Restricted Stock. Except to the extent otherwise provided in the Award Agreement and as described above under "Restrictions," upon a Participant's Employment Termination during the Restriction Period, all shares still subject to restriction will be forfeited by the Participant.

            Stock Purchase Rights. The Administrator may grant Stock Purchase Rights which enable the recipients to purchase Common Stock at a price determined by the Administrator. Stock Purchase Rights will be exercisable for a period determined by the Administrator not exceeding 30 days from the date of grant. The Administrator, however, may provide that, if required under Rule 16b-3, Stock Purchase Rights granted to persons subject to Section 16(b) of the Exchange Act will not become exercisable until six months and one day after the grant date and will then be exercisable for 10 trading days at the purchase price specified by the Administrator as described in the preceding paragraph. The Administrator, in its discretion, may provide for rights of repurchase of shares acquired upon exercise of Stock Purchase Rights, including without limitation at the original purchase price of such shares, upon the Employment Termination of a Participant.

            Profit Sharing. After completion of a particular fiscal year of the Company (or other fiscal period established by the Administrator) and delivery to the Company of its financial statements for that fiscal period, the Company may in its discretion allocate a percentage of the net income of the Company for that fiscal period for possible distribution to the Company's employees (any such amount for a particular fiscal period referred to as a "Profit Sharing Amount"). The Administrator shall have complete discretion to allocate some or all of a Profit Sharing Amount to qualifying employees of the Company, and to determine the allocation of any Profit Sharing Amount among particular qualifying employees. To qualify, an employee must have been a regular, permanent employee of the Company for the full fiscal year to which the Profit Sharing Amount relates or, if a shorter fiscal period is utilized, for the past four full consecutive fiscal quarters, including the fiscal period to which the Profit Sharing Amount relates; for example, if the Company's fiscal year ends on June 30, and the Profit Sharing Amount relates to that fiscal year, an employee must have been a full-time regular employee from July 1 through June 30.

            The Administrator may allocate some or all of the Profit Sharing Amount in cash to eligible employees, in such amounts as the Administrator may in its discretion determine (the amount allocated to a particular employee referred to as the "Employee's Allocation"). An eligible employee may elect to request distributions of the Employee's Allocation in cash or to have a portion of the Employee's Allocation take the form of shares of Stock or (if the Administrator so approves) discounted stock options, or a combination thereof, by making a written election at such times, and by means of such written documentation, as the Administrator may prescribe; provided, however, that the Company shall be under no obligation to deliver shares of Stock, and delivery of such shares shall be in the discretion of the Company.

            The Company may, in lieu of distributing some or all of an Employee's Allocation in cash, distribute some or all of an Employee's Allocation by issuing shares of Common Stock. Such shares may either be authorized but unissued shares, shares reacquired in private transactions, or shares purchased by the Company in open market purchase transactions. The purchase price for such shares will be paid from (and credited against) an Employee's Allocation. The purchase price for any such shares will be their fair market value on the date of issuance (or, if they are acquired by the Company, then the purchase price paid by the Company).

            A person or entity selected by the Administrator will hold the certificates representing any shares allocated to an employee pursuant to such documentation as is satisfactory to the Administrator. All shares held by any such person or entity shall at all times remain subject to the claims of the Company's general creditors. If such person or entity is the record owner of such shares, then the person or entity shall vote any shares of Common Stock included in an Employee's Allocation held pursuant to such documentation in accordance with the instructions of the employee. At any time after allocated shares have vested (pursuant to the provisions described below), an employee shall be entitled to receive a certificate representing the vested shares.

            Unless the Administrator determines otherwise in a particular case, any award of cash or shares under the profit sharing provisions of the Plan will be subject to a five-year vesting period. Twenty percent of the Employee's Allocation for any fiscal year shall vest immediately, and the balance shall vest ratably and equally over five years on each anniversary of the fiscal year of the profit-sharing. No employee shall have any right to receive any cash portion of an Employee's Allocation, or transfer or make any other disposition of Stock, that has not vested. Upon the Employment Termination of an employee, the employee shall have no further rights with respect to any unvested portion of the Employee's Allocation, and any shares of Stock which have not vested may be redeemed at the option of the Company, without payment of any consideration, by notice from the Company to the record holder of such shares.

            Retirement. Upon retirement of an employee, all outstanding shares included in the Employee's Allocation held by the Company for that employee's account shall be considered fully vested and distributed to the retiring employee. For purposes of this section, "retirement" shall mean voluntary termination by the employee of the employee's employment with the Company or an affiliate after the employee has reached age 60.

            Offset and Withholding. In the event that any amounts are due to the Company from a participating employee, regardless of the source of the obligation, an Employee's Allocation may be applied by the Company towards satisfaction of such other obligations.

            No Vested Rights; Company Discretion. Without limiting any other provision in this Plan giving the Company or the Administrator the flexibility to administer and interpret the Plan, all benefits, Awards, and provisions of this Section 10 may be changed, modified, terminated or canceled, at any time without notice, with or without any reason, by the Company; and no employee, officer or director of the Company shall have any right to receive any amounts under the profit sharing provisions of the Plan otherwise than in the absolute discretion of the Company.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

            The following description of federal income tax consequences associated with participation in the plan is based on current provisions of the Code and administrative and judicial interpretations thereof. It does not describe applicable state, local, or foreign tax considerations, nor does it discuss any estate or gift tax considerations. The applicable rules are complex and may vary depending upon a participant's individual circumstances. The following description is thus necessarily general and does not address all of the potential federal and other income tax consequences to every participant of the Amended Plan or transactions thereunder. Moreover, comprehensive Treasury regulations covering certain of the issues described below have been proposed but have not yet been adopted.

Incentive Stock Options

            Option, Exercise, Alternative Minimum Tax. A Participant will not have taxable income upon the grant or exercise of an ISO. However, the "Option Spread" (the amount by which the fair market value of the Common Stock acquired upon exercise of the Option (the "Option Shares") on the relevant measurement date exceeds the exercise price) is includable in the Participant's "alternative minimum taxable income" in determining the Participant's liability for the "alternative minimum tax." The maximum alternative minimum tax rate applicable to individuals is now 28%. The Option Spread generally is measured for this purpose on the day the Option is exercised; however, if both (i) the Option Shares are subject to a "substantial risk of forfeiture" (including a right of repurchase in favor of the Company and perhaps, in the case of certain officers, limitations on the resale of such shares imposed by Section 16(b) of the Exchange Act) and (ii) the Participant does not make an election under Section 83(b) of the Code with respect to such shares within 30 days after the purchase date (a "Section 83(b) Election"), then the Option Spread should be measured, and should be includable in alternative minimum taxable income, on the date the risk of forfeiture lapses. (For purposes of the alternative minimum tax, the fair market value of Option Shares acquired under an ISO is determined by ignoring any restriction which by its terms may some day lapse.) The Company receives no income tax deduction upon grant or exercise of an ISO but is entitled to a deduction equal to the ordinary income taxable to the Participant upon a Disqualifying Disposition.

            In general, an ISO must be exercised within three months of Employment Termination to retain the federal income tax treatment described above. In the case of a Participant who is permanently and totally disabled, as defined in the Code, or who dies while owning an Option, this three-month period is extended to 12 months. The Plan allows the Company to extend this three-month in the case of certain Participants who are subject to Section 16(b) of the Exchange Act. Any such extension may be treated as the grant of a new Option to the Participant, which must meet the requirements for ISO status on the date of the agreement; in all events, if an Option is exercised more than three months after Employment Termination, it will, except in the cases of a permanently and totally disabled or deceased Participant, not qualify as an ISO.

            Sale of Option Shares; Disqualifying Dispositions. A Participant generally will be entitled to long-term capital gain treatment upon sale (other than to the Company) or other disposition of Option Shares held longer than two years from the grant date and one year from the date the Participant receives the shares. If the Option Shares are sold or disposed of (including by gift, but not including certain tax-free exchanges) before both of these holding periods have expired (a "Disqualifying Disposition"), the Option Spread (but generally not more than the amount of gain if the Disqualifying Disposition is a sale) is taxable as ordinary income. For this purpose, the Option Spread is measured at the Exercise Date unless the Option Shares were subject to a substantial risk of forfeiture upon purchase and the Participant did not file a
Section 83(b) Election, in which event the Option Spread is measured at the date the restriction lapsed. If gain on a Disqualifying Disposition exceeds the amount treated as ordinary income, the excess is capital gain, which will be long-term if the Option Shares were held for more than one year. The holding period for Option Shares commences with the Option exercise date unless the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, in which event the holding period commences with the date the risk lapsed. A sale of Common Stock to the Company, including use of Common Stock to pay withholding or withheld by the Company upon exercise of an ISO, will constitute a redemption of such Common Stock and may be taxable as a dividend unless certain tests in the Code are met.

Non-Qualified Stock Options

            Option; Exercise; Tax Consequences to the Company. A Participant does not have taxable income upon the grant of an NQO. Federal income tax consequences upon exercise will depend upon whether the Option Shares thereby acquired are subject to a substantial risk of forfeiture, described above. If the Option Shares are not subject to a substantial risk of forfeiture (or if they are subject to such a risk and the Participant files a Section 83(b) Election with respect to the shares), the Participant will have ordinary income at the time of exercise measured by the Option Spread on the Exercise Date. The Participant's tax basis in the Option Shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long-term or short-term also will begin with the day after transfer. If the Option Shares are restricted and no Section 83(b) Election is filed, the Participant will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the Option Spread on the date of lapse. The Participant's holding period begins with the date of lapse.

            In either case, the amount of ordinary income recognized by a Participant who is an employee constitutes "supplemental wages" subject to withholding of federal income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

            Sale of Option Shares. Upon sale other than to the Company of Option Shares acquired under an NQO, a Participant generally will recognize capital gain or loss to the extent of the difference between the sale price and the Participant's tax basis in the shares, which will be "long-term" gain or loss if the shares are held more than one year. A sale of shares to the Company will constitute a redemption of such shares, which may be taxable as a dividend.

            Tender of Stock to Satisfy Withholding Obligation. If a Participant tenders Common Stock in satisfaction of an income tax withholding obligation described above, the surrendered shares will be treated as redeemed by the Company at their then fair market value. The amount of the withholding obligation thus satisfied may be taxable to the participant as a dividend unless the redemption meets certain tests set forth in the Code. If Shares acquired pursuant to exercise of an ISO are tendered, the redemption may also be a disqualifying disposition of those shares. Participants should consult with their personal tax advisors before tendering Common Stock in satisfaction of a withholding obligation.

            Deductibility of Interest. Interest paid on indebtedness incurred to purchase Option Shares should constitute "investment interest" deductible for income tax purposes only against "net investment income." Investment income includes most interest and dividend income, but does not include earned income (e.g., wages) or income from "passive activities" of a participant. Interest paid on indebtedness incurred to satisfy a withholding obligation generally will be nondeductible "personal" interest.

            Parachute Payments. In certain corporate transactions, such as a merger in which the Company is not the surviving corporation, the Plan permits the Administrator to cancel outstanding options and pay to Participants an amount equal to the difference between the fair market value of the shares issuable upon exercise of the option and the exercise price of the option (such difference referred to as the "spread"). Under certain circumstances, the amount of the spread could be, or be part of, an "excess parachute payment" under
Section 280G of the Code. If the spread is an excess parachute payment, the Participant would incur tax liability equal to 20% of the amount deemed to be an "excess parachute payment." Similarly, the value of the acceleration of outstanding options pursuant to a "Change in Control" may also be regarded as an excess parachute payment. The Company is not entitled to a deduction for any excess parachute payments, even if the Company would otherwise have been entitled to a deduction for such payments.

            Tax Compensation Rights. Tax compensation rights will constitute ordinary wage income, subject to income and employment tax withholding, when paid to the Participant other than as proceeds of a loan.

            Profit Sharing Plan Awards. Profit sharing amounts paid in cash will constitute ordinary wage income, subject to income and employment tax withholding, to the Participant on the date paid. Profit sharing amounts paid in shares constitute ordinary wage income, subject to income and employment tax withholding, to the Participant on the date transferred to the Participant if they either are not subject to a substantial risk of forfeiture, described above, on that date or if they are subject to such a risk and the Participant files a Section 83(b) Election with respect to the shares. The amount of such income is the fair market value of the shares on the date of transfer, determined without regard to any restriction that by its terms may some day lapse. If the shares are subject to a substantial risk of forfeiture and the Participant does not make a Section 83(b) Election with respect to them, the Participant will have ordinary wage income, subject to income and employment tax withholding, on the date the risk of forfeiture lapses, in the amount of the fair market value of the shares on that date, again determined without regard to any additional restriction that by its terms may someday lapse.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

            The following table sets forth, as of November 24, 1997, the ownership of the Company's Common Stock by (i) each person who is known by the Company to own of record or beneficially more than five percent of the Company's Common Stock, (ii) each director or nominee, (iii) each other executive officer (of which there are none) named in the Summary Compensation Table below, and
(iv) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and dispositive power with respect to the shares indicated, subject to community property laws where applicable. The business address of Messrs. Hamlin, Koblick, Landies, Mayer and Sacks is 1895 E. Francisco Boulevard, San Rafael, California 94901. The business address of Mr. Federman is One Bridge Plaza, Fort Lee, New Jersey 07024. The business address of Corel is 1600 Carling Avenue, Ottawa, Ontario, KIZ 8R7, Canada.


NAME AND ADDRESS
OF BENEFICIAL OWNER                                                 SHARES BENEFICIALLY OWNED (1)   PERCENTAGE OF CLASS(1)
-------------------                                                 -----------------------------   ----------------------
Charles Federman(2)                                                            33,000                       0.59%
Geoffrey Koblick(3)                                                           503,696                       8.81%
Robert Mayer(4)                                                               465,524                       8.25%
Martin Sacks(5)                                                               562,651                       9.68%
Earl Hamlin(6)                                                                 25,632                       0.46%
Gordon Landies(7)                                                              40,975                       0.73%
Corel Corporation                                                             333,920                       5.98%
All directors and executive officers as a group (6 persons)                 1,631,478                      26.96%


--------------------

*    Less than one percent.

(1) Assumes that the person has exercised, to the extent exercisable on or before 60 days from the date of the table, all options and warrants to purchase Common Stock held by such person and that no other person has exercised any outstanding options. Includes, with respect to the category of all officers and directors as a group, 468,104 shares subject to options so exercisable held by all officers and directors as a group.

(2) Includes 9,375 shares issuable upon the exercise of options held by Mr. Federman within 60 days from the date of the table.

(3) Includes 131,250 shares issuable upon the exercise of stock options held by Mr. Koblick within 60 days from the date of the table.

(4) Includes 58,608 shares issuable upon the exercise of stock options held by Mr. Mayer within 60 days from the date of the table.

(5) Includes 227,021 shares issuable upon the exercise of stock options held by Mr. Sacks within 60 days from the date of the table.

(6) Includes 9,000 shares issuable upon the exercise of stock options held by Mr. Hamlin within 60 days from the date of the table.

(7) Includes 32,850 shares issuable upon the exercise of stock options held by Mr. Landies within 60 days from the date of the table.

                             EXECUTIVE COMPENSATION

          The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of the fiscal years ended June 30, 1997, 1996 and 1995 to (i) any individual who served as the Company's chief executive officer during fiscal 1997, and (ii) the Company's [two other executive officers other than the Chief Executive Officer who were serving as executive officers at the end of fiscal 1997 whose compensation exceeded $100,000 for fiscal 1997 (collectively, "Named Persons"). No person for whom disclosure would otherwise have been required was an executive officer during part of fiscal 1997 but was not an executive officer at the end of fiscal 1997.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION                        LONG TERM COMPENSATION AWARDS
                                 -------------------------------------          ------------------------------------------
                                                                                Other Annual      Stock         All Other
Name and Principal Position      Year           Salary           Bonus          Compensation     Options      Compensation
---------------------------      ----           ------           -----          ------------     -------      ------------
                                                ($)              ($)              ($)(1)                          ($)(1)
Martin Sacks                     1997          200,000           22,500            5,249               --          --
  President and Chief            1996          182,000            5,178            5,412           50,000          --
  Executive Officer              1995          166,375           28,609            5,324           75,000          --

Geoff Koblick                    1997          160,000           16,000            5,249               --          --
  Chairman of the Board          1996          111,665            3,178            5,412           35,000          --
  and General Counsel            1995           94,997              229            5,324           52,500          --

Robert Mayer                     1997          138,000            8,511            5,249               --          --
  Vice President                 1996          120,000            6,728            5,412           15,000          --
                                 1995          120,229           12,790            5,324           15,000          --


----------------
(1) Consists of medical insurance premiums paid by the Company.

         There are no employment agreements between the Company and any of the named executive officers.

                          OPTION GRANTS IN FISCAL 1997

          The following table sets forth further information regarding individual grants of options to acquire the Company's Common Stock during fiscal 1997 to each Named Person.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                            Individual Grants
                         --------------------------------------------------------------------------------------------
                                              % of Total Options Granted       Exercise or
Name                     Options Granted     to Employees In Fiscal Year     Base Price ($/Shr)       Expiration Date
----                     ---------------     ---------------------------     ------------------       ---------------

Martin Sacks                     --                         --                        --                    --
Geoff Koblick                    --                         --                        --                    --
Robert Mayer                     --                         --                        --                    --

         The following table sets forth information with respect to the options exercised during fiscal 1997 by the Name Persons during fiscal 1997, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of June 30, 1997. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES


                                                                          Number of Unexercised       Value of Unexercised
                                                                               Options/SARs           In-The-Money Options
                                                                           At June 30, 1997 (#)       At June 30, 1997 ($)
   Name                         Exercise (#)      Value Realized ($)    Exercisable/Unexercisable   Exercisable/Unexercisable
   ----                         ------------      ------------------    -------------------------   -------------------------
Martin Sacks                        --                    --                84,521/142,500 (1)        $729,180/$951,510(2)

Geoffrey Koblick                    --                    --                31,500/99,750 (1)         $240,723/$666,057(2)

Robert Mayer                    66,529              $550,992                22,608/36,000 (1)         $201,442/$233,870(2)

--------------------

(1) These options, which have a five-year vesting period, become exercisable over time based on continuous employment with the Company and in certain cases are subject to various performance criteria or vest in full upon acquisition of the Company.

(2) Based on the difference between the market price of the Common Stock at June 30, 1997 ($9.75 per share), and the aggregate exercise prices of options shown in the table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "Option Grants in Fiscal 1997."

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they filed. To the Company's knowledge, based on review of the copies of such reports furnished to the Company, during the last fiscal year all Section 16(a) filing requirements applicable to the Company's officers, directors, and greater than ten percent beneficial owners were complied with.

                          ANNUAL REPORT TO SHAREHOLDERS

            The Company's Annual Report to Shareholders for the year ended June 30, 1997, containing the audited consolidated balance sheets at June 30, 1996 and 1997 and the related consolidated statements of operations, consolidated statements of shareholders' equity, and consolidated statements of cash flows for each of the three years ended June 30, 1997, is being mailed with this Proxy Statement to shareholders entitled to notice of the Annual Meeting.

                              SHAREHOLDER PROPOSALS

            The Company will, in the future proxy statements of the Board, include shareholder proposals complying with the applicable rules of the Securities and Exchange Commission, any applicable state laws, and the Company's charter documents. Accordingly, in order for a proposal by a shareholder to be included in the proxy statement of the Board relating to the annual meeting of shareholders following completion of the fiscal year ending June 30, 1998, the proposal must be received in writing by the Secretary of the Company no later than November 30, 1998.

                                  OTHER MATTERS

            The Board knows of no other matters that will be presented at the Annual Meeting. If however, any matter is properly presented at the Annual Meeting, the proxy solicited hereby will be voted in accordance with the judgment of the proxy holders. Representatives of the Company's independent auditors, Deloitte & Touche LLP, are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire to do so, and are expected to be available to respond to appropriate questions.



                                     By Order of the Board of Directors,


                                     /s/ Geoffrey B. Koblick,
                                     Geoffrey B. Koblick,
                                     Chairman of the Board, Secretary


San Rafael, California

                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                December 19, 1997

The undersigned hereby appoints Martin Sacks and Geoffrey B. Koblick, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of International Microcomputer Software, Inc. ("IMSI") to be held at 10:00 a.m. P.S.T., on Friday December 19, 1997, at the Wyndham Garden Hotel, 1010 Northgate Drive, San Rafael, California, 94903, (415) 479-8800, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

1.     ELECTION OF DIRECTORS.

[ ]    FOR all nominees listed         [ ]   WITHHOLD AUTHORITY
           below (except as indicated             to vote for all nominees
           to the contrary below)                 listed below

Nominees:  Charles Federman, Earl S. Hamlin, Geoffrey B. Koblick, Gordon K.
           Landies, Robert Mayer and Martin Sacks

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

            ---------------------------------------------------------

2. APPROVAL OF AMENDMENT TO 1993 EMPLOYEE INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK (AND OPTIONS THEREFOR) RESERVED AND AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 750,000 SHARES.

       [ ]   FOR                      [ ]  AGAINST              [ ]  ABSTAIN

3. THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL NO. 2.

            THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR PROPOSAL NO. 2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IMSI.

Dated: ______________, 1997

---------------------------

---------------------------



Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date the proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                   APPENDIX A


     1993 Employee Incentive Plan incorporated by this reference from Exhibit
4.1 of Form S-8 filed August 11, 1993.